Exhibit 10.4

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into this 13th day of May, 2016 (the “Effective Date”), by and among (a) AVEO PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), (b) HERCULES CAPITAL, INC., formerly known as HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation in its capacity as administrative agent for itself and the Lender (as defined herein) (in such capacity, the “Agent”), and (c) (i) HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership and (ii) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as “Lender”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of May 28, 2010, as amended by that certain Amendment No. 1 to Loan and Security Agreement, dated as of December 21, 2011, as amended by that certain Amendment No. 2 to Loan and Security Agreement, dated as of March 31, 2012, and as further amended by that certain Amendment No. 3 to Loan and Security Agreement, dated as of September 24, 2014 (as the same may from time to time be further amended, modified or supplemented in accordance with its terms, the “Loan Agreement”);

WHEREAS, the Borrower has repaid all Term Loan Advances in accordance with the terms of the Loan Agreement; and

WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.  Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.

2. Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Loan Agreement is hereby amended as follows:

(a) The Loan Agreement shall be amended by (i) deleting “and” at the end of Recital F, (ii) changing “.” to “;” at the end of Recital G; and (iii) inserting the following new provisions to appear as Recitals H and G thereof:

“H. Borrower has requested Lender to make available to Borrower terms loans (each  a “2016 Term Loan Advance” and collectively “2016 Term Loan Advances”) in aggregate principal amount of Ten Million Dollars ($10,000,000) comprised of (i) a term loan (the “2016 Term A Loan Advance”) in an aggregate principal amount of Five Million Dollars ($5,000,000), and (ii) a term loan (the “2016 Term B Loan Advance”) in an aggregate principal amount of Five Million Dollars ($5,000,000); and

G. Lender is willing to make the 2016 Term Loan Advances on the terms and conditions set forth in this Agreement.”

(b) The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 (Definitions and Rules of Construction) thereof:

“2016 Closing Date” May 13, 2016.

“2016 End of Term Charge” has the meaning given to it in Section 2.5 hereof.

“2016 Facility Fee” means One Hundred Thousand Dollars ($100,000.00).

“2016 Prepayment Charge” has the meaning given to it in Section 2.4 hereof.

“2016 Term A Loan Advance” has the meaning given to it in Recital H hereof.

“2016 Term B Loan Advance” has the meaning given to it in Recital H hereof

“2016 Term Loan Advance” or “2016 Term Loan Advances” has the meaning given to it in Recital H hereof.

“2016 Term Loan A Funding Event” means confirmation by Lender, that Borrower has received after the 2016 Closing Date, unrestricted and unencumbered gross cash proceeds in an amount equal to or greater than Fifteen Million Dollars ($15,000,000) resulting from the issuance and sale by Borrower of its equity securities to one or more investors reasonably acceptable to Agent.

“2016 Term Loan Amortization Date” means July 1, 2017; provided, however, that if the 2016 Term Loan B Funding Event occurs prior to July 1, 2017, at the request of Borrower, the 2016 Term Loan Amortization Date shall be January 1, 2018.

“2016 Term Loan B Funding Event” means confirmation by Lender, in Lender’s reasonable discretion, that Borrower has achieved the following: (i) satisfactory developmental progression on a minimum of two (2) clinical programs (other than the Phase 3 clinical trial of Tivozanib for the treatment of renal cell carcinoma for patients in the third-line setting (the “US Phase III (Tivo)”) that are either managed directly by Borrower or funded, in whole or in part, by the Borrower, and (ii) on the Advance Date of the 2016 Term Loan B Advance, Borrower shall have unrestricted Cash equal to or greater than Twenty-Five Million Dollars ($25,000,000).

“2016 Term Loan Commitment” means as to any Lender, the obligation of such Lender, if any, to make 2016 Term Loan Advances to Borrower in a principal amount not to exceed the amount set forth under the heading “2016 Term Loan Commitment” opposite such Lender’s name on Schedule 1.1.

“2016 Term Loan Interest Rate” means the greater of (i) 11.90% and (ii) 11.90% plus the Prime Rate; provided, however, that in no event shall the 2016 Term Loan Interest Rate exceed fifteen percent (15.0%) (provided such limit does not include any Default Rate which may be imposed by Agent).

“2016 Term Loan Maturity Date” means December 1, 2019.

“2016 Warrants” shall mean the warrants to purchase shares of common stock of the Borrower issued to the Lender by the Borrower on the 2016 Closing Date.

“Amendment No. 4 to the Loan and Security Agreement” is that certain amendment by and among Borrower, Lenders, and Agent dated as of the 2016 Closing Date.

“Draw Period” is the period of time commencing on and after March 1, 2017 and upon the occurrence of the 2016 Term Loan B Funding Event and continuing through the earlier to occur of (a) June 30, 2017 or (b) an Event of Default.

“Due Diligence Fee” means Fifteen Thousand Dollars ($15,000), which fee is due to Lender on or prior to the 2016 Closing Date, and shall be deemed fully earned on such date regardless of the early termination of the Amendment No. 4 to the Loan and Security Agreement.

(c) The following definitions appearing in Section 1.1 thereof are amended in their entirety and replaced with the following:

“2014 Term Loan Amortization Date” means June 1, 2016; provided however, that if the 2016 Term Loan A Funding Event occurs, at the request of Borrower, the 2014 Term Loan Amortization Date shall be July 1, 2017; and provider further, however, that if the 2016 Term Loan B Funding Event occurs prior to July 1, 2017, at the request of Borrower, the 2014 Term Loan Amortization Date shall be January 1, 2018.

“2014 Term Loan Maturity Date” means January 1, 2018; provided however, that if the 2016 Term Loan A Funding Event occurs, the 2014 Term Loan Maturity Date is December 1, 2019.

“Advance(s)” means a Term Loan Advance, a 2014 Term Loan Advance, and/or a 2016 Term Loan Advance, as applicable.

“Prime Rate” means the prime rate as reported in The Wall Street Journal minus 5.00%.

“Warrant” means, collectively, all warrants to purchase shares of capital stock of the Borrower issued to Lender by the Borrower (including, without limitation, the New Warrants, the 2014 Warrants, and the 2016 Warrants).

(d) Section 2.1.1(d) (Payment) is amended in its entirety and replaced with the following:

“(d) Payment.  Prior to the 2014 Term Loan Amortization Date, Borrower will pay interest on the 2014 Term Loan Advance on the first (1st) business day of each month, beginning the month after the applicable Advance Date.  Commencing on the 2014 Term Loan Amortization Date, and continuing on the first (1st) business day of each month thereafter, Borrower shall repay the aggregate principal balance of the 2014 Term Loan Advance that is outstanding on the day immediately preceding the 2014 Term Loan Amortization Date in equal monthly installments of principal and interest (mortgage style) based on an amortization schedule equal to thirty (30) consecutive months.  After any change in the effective rate hereunder, Lender shall recalculate future payments of principal and interest to fully amortize the outstanding principal amount over the remaining scheduled monthly payments hereunder prior to the 2014 Term Loan Maturity Date (and Lender will provide subsequent notice to Borrower of any such recalculations).  The entire 2014 Term Loan Advance unpaid principal balance and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the 2014 Term Loan Advance, shall be due and payable on the 2014 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under the 2014 Term Loan Advance.  Once repaid, the 2014 Term Loan Advance or any portion thereof may not be reborrowed.”

(e) The Loan Agreement is amended by inserting immediately after Section 2.1.1 the following new provision to appear as Section 2.1.2 (2016 Term Loan) thereof:

“2.1.2 2016 Term Loan.

(a) Advance.  Subject to the terms and conditions of this Agreement, on the date that the 2016 Term Loan A Funding Event occurs, Borrower shall request and Lender will make, in an amount not to exceed its respective 2016 Term Loan Commitment, one (1) 2016 Term A Loan Advance in an amount of Five Million Dollars ($5,000,000).  Subject to the terms and conditions of this Agreement, during the Draw Period, Borrower shall request and Lender will make in an amount not to exceed its respective 2016 Term Loan Commitment, one (1) 2016 Term B Loan Advance in an amount of Five Million Dollars ($5,000,000).

(b) Advance Request.  To obtain a 2016 Term Loan Advance, Borrower shall complete, sign and deliver to Lender an Advance Request.  Lender shall fund the 2016 Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent applicable to such 2016 Term Loan Advance is satisfied as of the requested Advance Date.

(c) Interest.  The principal balance of each 2016 Term Loan Advance shall bear interest thereon from such Advance Date at the 2016 Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The 2016 Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(d) Payment.  Prior to the 2016 Term Loan Amortization Date, Borrower will pay interest on the aggregate principal balance of the 2016 Term Loan Advances on the first (1st) business day of each month, beginning the month after the applicable Advance Date.  Commencing on the 2016 Term Loan Amortization Date, and continuing on the first (1st) business day of each month thereafter, Borrower shall repay the aggregate principal balance of the 2016 Term Loan Advances that are outstanding on the day immediately preceding the 2016 Term Loan Amortization Date in equal monthly installments of principal and interest (mortgage style) based on an amortization schedule equal to thirty (30) consecutive months.  After any change in the effective rate hereunder, Lender shall recalculate future payments of principal and interest to fully amortize the outstanding principal amount over the remaining scheduled monthly payments hereunder prior to the 2016 Term Loan Maturity Date (and Lender will provide subsequent notice to Borrower of any such recalculations).  The entire principal balance of the 2016 Term Loan Advances and all accrued but unpaid interest hereunder, and all other outstanding Secured Obligations with respect to the 2016 Term Loan Advances, shall be due and payable on 2016 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each 2016 Term Loan Advance.  Once repaid, a 2016 Term Loan Advance or any portion thereof may not be reborrowed.”

(f) The last two sentences set forth in Section 2.3 (Default Interest) are amended in their entirety and replaced with the following:

“In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), 2.1.1(c), or 2.1.2(c), as applicable, plus five percent (5%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c), 2.1.1(c), 2.1.2(c), or Section 2.3, as applicable.”

(g) Section 2.4 (Prepayment) is amended in its entirety and replaced with the following:

“2.4 Prepayment.

(a) At its option upon at least seven (7) business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding 2014 Term Loan Advance by paying the entire principal balance, all accrued and unpaid interest, all unpaid Lender’s fees and expenses accrued to the date of the prepayment (including the 2014 End of Term Charge), together with a prepayment charge equal to the following percentage of the principal 2014 Term Loan Advance amount being prepaid: if such 2014 Term Loan Advance is prepaid in any of the first twelve (12) months following the 2014 Closing Date, three percent (3.00%); after twelve (12) months following the 2014 Closing Date but prior to twenty four (24) months following the 2014 Closing Date, two percent (2.00%); and thereafter but prior to the 2014 Term Loan Maturity Date, one percent (1.00%) (each, a “Prepayment Charge”).

(b) In addition, at its option upon at least seven (7) business days prior notice to Lender, Borrower may prepay all, but not less than all, of the outstanding 2016 Term Loan Advance(s) by paying the entire principal balance, all accrued and unpaid interest, all unpaid Lender’s fees and expenses accrued to the date of the prepayment (including the 2016 End of Term Charge), together with a prepayment charge equal to the following percentage of the principal 2016 Term Loan Advances being prepaid: if such 2016 Term Loan Advance(s) is prepaid in any of the first twelve (12) months following the 2016 Closing Date, three percent (3.00%); after twelve (12) months following the 2016 Closing Date but prior to twenty four (24) months following the 2016 Closing Date, two percent (2.00%); and thereafter but prior to the 2016 Term Loan Maturity Date, one percent (1.00%) (each, a “2016 Prepayment Charge”).

(c) Borrower agrees that each of the Prepayment Charge and 2016 Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the 2014 Term Loan Advance and/or 2016 Term Loan Advances.  Upon the occurrence of a Change in Control, Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and all unpaid Lender’s fees and out-of-pocket expenses under the Loan Documents accrued to the date of the repayment (including the 2014 End of Term Charge and the 2016 End of Term Charge) together with the applicable Prepayment Charge and/or 2016 Prepayment Charge.”

(h) Section 2.5 (End of Term Charge) is amended in its entirety and replaced with the following:

“2.5 End of Term Charges.  On the earliest to occur of (i) January 1, 2018, (ii) the date that Borrower prepays the outstanding 2014 Term Loan Advances, or (iii) the date that the 2014 Term Loan Advances become due and payable, Borrower shall pay Lender a charge equal to Five Hundred Forty Thousand Three Hundred Sixty-Three Dollars and Sixty Cents ($540,363.60) (the “2014 End of Term Charge”).   Notwithstanding the required payment date of such charge, the 2014 End of Term Charge shall have been deemed to have been earned by Lender as of the 2014 Closing Date.  In addition, on the earliest to occur of (i) the 2016 Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding 2016 Term Loan Advances in full, or (iii) the date that the 2016 Term Loan Advances become due and payable, Borrower shall pay Lender a charge equal to three percent (3.0%) of the aggregate original principal amount of all 2016 Term Loan Advances extended by Lender (the “2016 End of Term Charge”).  Notwithstanding the required payment date of such charge, the 2016 End of Term Charge shall be deemed to have been earned by Lender as of the 2016 Closing Date.”

(i) Section 3 (Security Interests) of the Loan Agreement is amended by deleting subsection (ii)(D) appearing in the first sentence of Section 3.1 in its entirety and replacing it with the following:

“(D) [Reserved] and”

(j) Section 7.13 (Deposit Accounts) is amended in its entirety and replaced with the following:

“7.13 Deposit Accounts.  The Borrower shall not maintain any Deposit Accounts, or accounts holding Investment Property, except (i) with respect to which Agent has an Account Control Agreement and (ii) a deposit account maintained in the United Kingdom for funding payroll obligations with a balance not to exceed $2,000,000 at any time).”

(k) Section 7.20 (Financial Covenant) is amended in its entirety and replaced with the following:

“7.20 Financial Covenant.  Borrower shall maintain at all times, commencing on the 2016 Closing Date and continuing through the date on which the Agent confirms that the US Phase III (Tivo) has been completed with results satisfactory to Agent, in its reasonable discretion, unrestricted Cash equal to or greater than Ten Million Dollars ($10,000,000)”

(l) Section 12 (Agency).  The Loan Agreement is amended by inserting the following new Section 12 thereof:

“12. AGENCY.   Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the administrative agent for itself and the Lender (in such capacity, the “Agent”) hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.”

(m) Exhibit A (Advance Request) is amended in its entirety and replaced with the Advance Request appearing as Schedule 1 attached hereto.

(n) The Loan Agreement shall be amended by inserting a new Exhibit B-4 (2016 Term Loan Advance Promissory Note) appearing as Schedule 2 attached hereto.

(o) Exhibit F (Compliance Certificate) is amended in its entirety and replaced with the Compliance Certificate appearing as Schedule 3 attached hereto.

(p) The Loan Agreement shall be amended by inserting a new Schedule 1.1 (Term Commitments) appearing as Schedule 4 attached hereto.

3. Post-Closing Deliverables.  Borrower shall deliver to Agent, on or before thirty (30) days after the Effective Date (the “Post-Closing Delivery Date”): (i) endorsements to the Borrower’s property and liability policies, which endorsements shall name Agent as lender loss payee and additional insured, and (ii) an Account Control Agreement with each of (x) Comerica Bank and (y) State Street Bank and Trust Company, in form and substance acceptable to Agent ((i) and (ii) herein collectively, the “Post-Closing Deliverables”).  Failure of Borrower to deliver the Post-Closing Deliverables on or before the Post-Closing Delivery Date shall result in an immediate Event of Default for which there shall be no grace or cure period.

4. Waiver of Default.  Agent hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the negative covenant (Deposit Accounts) set forth in Section 7.13 thereof for the period commencing on September 24, 2014, through and including the Post-Closing Delivery Date.  Agent’s waiver of Borrower’s compliance of said negative covenant shall apply only to the foregoing specific period.

5. Conditions to Effectiveness.  Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:

(a) Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower;

(b) Lender shall have received certified resolutions of Borrower’s board of directors evidencing approval of this Amendment;

(c) Borrower shall have paid to Lender, for the account of Lender, the Due Diligence Fee and the 2016 Facility Fee; and

(d) Lender shall have received payment for all fees and expenses incurred by Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses.

6. Representations and Warranties.  The Borrower hereby represents and warrants to Lender as follows:

(a) Representations and Warranties in the Agreement.  The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b) Authority, Etc.  The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower.  With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).

(c) Enforceability of Obligations.  This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(d) No Default.  Before and after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(e) Event of Default.  By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.

7. Reaffirmations.  Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect.  Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement and the other Loan Documents.  Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents.  The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.

8. Execution in Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

9. Miscellaneous.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

(b) The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

(c) This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d) Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:
AVEO PHARMACEUTICALS, INC.

	By:	/s/ Keith Ehrlich
	Name:	Keith Ehrlich
	Its:	Chief Financial Officer

Accepted in Palo Alto, California:	LENDER:

HERCULES CAPITAL, INC. f/k/a HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Jennifer Choe
	Name:	Jennifer Choe
	Its:	Assistant General Counsel

HERCULES TECHNOLOGY III, L.P., a Delaware limited partnership

	By:	Hercules Technology SBIC
Management, LLC, its General Partner

	By:	Hercules Capital, Inc., its Manager

	By:	/s/ Jennifer Choe
	Name:	Jennifer Choe
	Its:	Assistant General Counsel

Schedule 1

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date:	__________, 20__
Hercules Capital, Inc.
Hercules Technology III, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Attn: Bryan Jadot

AVEO Pharmaceuticals, Inc. (“Borrower”) hereby requests from Hercules Capital, Inc., f/k/a Hercules Technology Growth Capital, Inc., and Hercules Technology III, L.P. (collectively, “Lender”) a 2016 Term Loan Advance in the amount of _____________________ Dollars ($________________) on ______________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (as amended, the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower
or
(b)	Wire Funds to Borrower’s account
Bank:
Address:
ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the 2016 Term [A/B] Loan Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such 2016 Term [A/B] Loan Advance, including but not limited to:  (i) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (ii) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iii) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lender may decline to fund the requested 2016 Term Loan Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the 2016 Term [A/B] Loan Advance if any of the matters which have been represented above shall not be true and correct on the Advance Date, and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of the date first written above.
BORROWER:

AVEO PHARMACEUTICALS, INC.

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated: _______________________

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	AVEO Pharmaceuticals, Inc.
Type of organization:	Corporation
State of organization:	Delaware
Organization file number:	3444819

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

Schedule 2

EXHIBIT B-4

2016 Term [A/B] Loan Advance PROMISSORY NOTE

$[ ],000,000	Advance Date: ___ __, 20[ ]
Maturity Date: _____ ___, 20[ ]

FOR VALUE RECEIVED, AVEO Pharmaceuticals, Inc., a Delaware corporation, for itself and each of its Subsidiaries which executes and delivers a Joinder Agreement (the “Borrower”) hereby promises to pay to the order of Hercules Capital, Inc., f/k/a Hercules Technology Growth Capital, Inc., Hercules Technology III, L.P, or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this 2016 Term Loan Advance Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [  ] Million Dollars ($[  ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating per annum rate equal to the 2016 Term Loan Interest Rate (as defined in the Loan Agreement (as defined below)).

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated May 28, 2010, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof.  All payments shall be made in accordance with the Loan Agreement.  All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.  An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.   Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.  This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California.  This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:

(if such subsidiary executes and delivers a Joinder Agreement)

AVEO PHARMACEUTICALS, INC.

By:
Title:

Schedule 3

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Capital, Inc.
Hercules Technology III, L.P.

400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn: Bryan Jadot

Reference is made to that certain Loan and Security Agreement dated May 28, 2010 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Capital, Inc., f/k/a Hercules Technology Growth Capital, Inc., and Hercules Technology III, L.P. (collectively, the “Lender”) on the one hand, and AVEO Pharmaceuticals, Inc. (the “Company”) as Borrower, on the other hand. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an officer of the Borrower, knowledgeable of all Borrower financial matters, and is authorized to provide certification of information regarding the Borrower; hereby certifies, in such capacity as set forth below, that as of the date hereof and in accordance with the terms and conditions of the Loan Agreement, the Borrower is in compliance in all material respects for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties.  Attached are the required documents supporting the above certification.  The undersigned further certifies, in such capacity as set forth below, that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days	_______
Interim Financial Statements	Quarterly within 30 days	_______
Audited Financial Statements	FYE within 90 days	_______
Intellectual Property on Exhibit D	Quarterly within 30 days	_______

FINANCIAL COVENANT	REQUIRED	ACTUAL	COMPLIES (YES/NO)
Unrestricted Cash	$10,000,000	_______	_______

BANK ACCOUNTS

Has Borrower opened any new bank accounts

(since the submission of the prior Compliance Certificate)?   (YES/NO)

If yes, please provide the following information below:

Name of Bank	Account Number	Purpose of Account

1.

2.

Very Truly Yours,

AVEO PHARMACEUTICALS, INC.

By:
Name:
Its:

Schedule 4

SCHEDULE 1.1

COMMITMENTS

LENDER	2014 TERM COMMITMENT (2014 Term Loan Advances)
Hercules Capital, Inc.	$10,000,000
TOTAL COMMITMENTS	$10,000,000

LENDER	2016 TERM COMMITMENT (2016 Term Loan A Advance)
Hercules Capital, Inc.	$5,000,000
(2016 Term Loan B Advance)
Hercules Capital, Inc.	$5,000,000

TOTAL COMMITMENTS	$10,000,000